Exhibit 99.1
FOR IMMEDIATE RELEASE
Veeva Announces Fiscal 2023 Second Quarter Results
Total Revenues of $534.2M, up 17% Year Over Year;
Subscription Services Revenues of $428.6M, up 17% Year Over Year

PLEASANTON, CA - August 31, 2022 - Veeva Systems Inc. (NYSE: VEEV), a leading provider of industry cloud solutions for the global life sciences industry, today announced results for its second quarter ended July 31, 2022.

“Our innovation engine is delivering more value to our customers than ever as we continue making progress with established and newly launched products in commercial and R&D,” said CEO Peter Gassner. “We are early in a large and growing opportunity and look forward to expanding our position as the strategic technology partner to the life sciences industry across their most critical functions.”
Fiscal 2023 Second Quarter Results:
•Revenues: Total revenues for the second quarter were $534.2 million, up from $455.6 million one year ago, an increase of 17% year over year. Subscription services revenues for the second quarter were $428.6 million, up from $366.4 million one year ago, an increase of 17% year over year.
•Operating Income and Non-GAAP Operating Income(1): Second quarter operating income was $101.1 million, compared to $124.6 million one year ago, a decrease of 19% year over year. Non-GAAP operating income for the second quarter was $202.0 million, compared to $191.6 million one year ago, an increase of 5% year over year.
•Net Income and Non-GAAP Net Income(1): Second quarter net income was $90.6 million, compared to $108.9 million one year ago, a decrease of 17% year over year. Non-GAAP net income for the second quarter was $166.2 million, compared to $152.7 million one year ago, an increase of 9% year over year.
•Net Income per Share and Non-GAAP Net Income per Share(1): For the second quarter, fully diluted net income per share was $0.56, compared to $0.67 one year ago, while non-GAAP fully diluted net income per share was $1.03, compared to $0.94 one year ago.

“Veeva’s durable business model delivered another quarter of solid revenue growth and strong profitability,” said CFO Brent Bowman. “We are very confident in our competitive position and we are performing well financially as we track ahead of our 2025 targets.”
Recent Highlights:
•Leading Through Innovation in Commercial — Veeva continues to expand its leadership through product excellence and customer success in core and new product areas. This quarter saw a significant Veeva CRM release with major innovations to optimize content use across channels to enable efficient and compliant hybrid engagement models.
•A Record Number of Customers for Veeva Quality — This quarter saw a major milestone with Veeva Vault Quality, as more than 500 customers are now using at least one Vault Quality Suite product, including more than 200 Vault Training customers. Strong momentum in the second quarter included a record 52 Vault Quality customer wins and significant progress on Vault QMS projects with enterprise customers. New product innovations in Vault LIMS and Vault Validation Management are progressing well and will start working with early-adopter customers later this year.

© 2022 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc."	1

•Groundbreaking Insights from Veeva Business Consulting — Veeva Business Consulting published the Veeva Pulse Field Trends Report, a first-ever industrywide view of global customer engagement based upon more than 130 million quarterly HCP interactions. With a unique foundation of data-driven insights and a deep knowledge of Veeva products, Veeva Business Consulting had a record revenue quarter and is quickly becoming a strategic resource to help customers realize their digital transformation.
•Victory for Employee Rights and the Industry — In a major win for employee rights and the life sciences industry, a federal court dismissed the baseless trade secret lawsuit Medidata filed against Veeva in 2017, blocking Medidata’s attempt to stifle innovation and free flow of talent. Finding that Medidata was unable to substantiate its claims against Veeva, the judge ended the proceedings and rejected the suit midway through the jury trial. Veeva has been a long-standing supporter of employee rights and the movement to ban the use of non-compete agreements. Medidata’s abusive lawsuit further underscores the need for greater protection of worker rights to freely change employers, which promotes fair competition and economic growth.
Financial Outlook:
Veeva is providing guidance for its fiscal third quarter ending October 31, 2022 as follows:
•Total revenues between $545 and $547 million.
•Non-GAAP operating income between $209 and $211 million(2).
•Non-GAAP fully diluted net income per share between $1.07 and $1.08(2).
Veeva is providing updated guidance for its fiscal year ending January 31, 2023 as follows:
•Total revenues between $2,140 and $2,145 million.
•Non-GAAP operating income of about $820 million(2).
•Non-GAAP fully diluted net income per share of approximately $4.17(2).
Conference Call Information
Prepared remarks and an investor presentation providing additional information and analysis can be found on Veeva's investor relations website at ir.veeva.com. Veeva will host a Q&A conference call at 2:00 p.m. PT today, August 31, 2022, and a replay of the call will be available on Veeva's investor relations website.

What:	Veeva Systems Fiscal 2023 Second Quarter Results Conference Call
When:	Wednesday, August 31, 2022
Time:	2:00 p.m. PT (5:00 p.m. ET)
Online Registration:	https://conferencingportals.com/event/badXudFz

Webcast:	ir.veeva.com
___________
(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the section titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.
(2) Veeva is not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the third fiscal quarter ending October 31, 2022 or fiscal year ending January 31, 2023 because of the difficulty of estimating certain items excluded from non-GAAP operating income and non-GAAP fully diluted net income per share that cannot be reasonably predicted, such as charges related to stock-based compensation expense and amortization of purchased intangibles. The effect of these excluded items may be significant.

© 2022 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	2

About Veeva Systems
Veeva is the global leader in cloud software for the life sciences industry. Committed to innovation, product excellence, and customer success, Veeva serves more than 1,000 customers, ranging from the world’s largest pharmaceutical companies to emerging biotechs. As a Public Benefit Corporation, Veeva is committed to balancing the interests of all stakeholders, including customers, employees, shareholders and the industries it serves. For more information, visit veeva.com.
Veeva uses its ir.veeva.com website as a means of disclosing material non-public information, announcing upcoming investor conferences, and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings, and public conference calls and webcasts.
Forward-looking Statements
This release contains forward-looking statements regarding Veeva’s expected future performance and, in particular, includes quotes from management and guidance provided as of August 31, 2022 about Veeva’s expected future financial results. Estimating guidance accurately for future periods is difficult. It involves assumptions and internal estimates that may prove to be incorrect and is based on plans that may change. Hence, there is a significant risk that actual results could differ materially from the guidance we have provided in this release and we have no obligation to update such guidance. There are also numerous risks that have the potential to negatively impact our financial performance, including as a result of competitive factors, customer decisions and priorities, events that impact the life sciences industry, issues related to the security or performance of our products, the pandemic, issues that impact our ability to hire, retain and adequately compensate talented employees, fluctuations in foreign currency exchange rates, and general macroeconomic and geopolitical events (including inflationary pressures and impacts related to Russia’s invasion of Ukraine). We have summarized what we believe are the principal risks to our business in a section titled “Summary of Risk Factors” on pages 37 and 38 in our filing on Form 10-Q for the period ended April 30, 2022 which you can find here. Additional details on the risks and uncertainties that may impact our business can be found in the same filing on Form 10-Q and in our subsequent SEC filings, which you can access at sec.gov. We recommend that you familiarize yourself with these risks and uncertainties before making an investment decision.

###
Investor Relations Contact:
Ato Garrett
Veeva Systems Inc.
925-271-4204
ir@veeva.com
Media Contact:
Maria Scurry
Veeva Systems Inc.
781-366-7617
pr@veeva.com

© 2022 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	3

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 31, 2022	January 31, 2022
Assets
Current assets:
Cash and cash equivalents	$1,140,246	$1,138,040
Short-term investments	1,778,861	1,238,064
Accounts receivable, net	313,219	631,134
Unbilled accounts receivable	77,778	63,266
Prepaid expenses and other current assets	46,038	36,679
Total current assets	3,356,142	3,107,183
Property and equipment, net	52,409	54,495
Deferred costs, net	27,877	33,106
Lease right-of-use assets	58,539	49,640
Goodwill	439,877	439,877
Intangible assets, net	92,288	101,940
Deferred income taxes	62,059	5,097
Other long-term assets	27,392	25,127
Total assets	$4,116,583	$3,816,465

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$30,915	$20,348
Accrued compensation and benefits	36,609	33,834
Accrued expenses and other current liabilities	30,714	36,109
Income tax payable	5,143	7,761
Deferred revenue	684,642	731,746
Lease liabilities	11,366	10,981
Total current liabilities	799,389	840,779
Deferred income taxes	1,657	2,216
Lease liabilities, noncurrent	52,106	43,607
Other long-term liabilities	19,500	18,226
Total liabilities	872,652	904,828
Stockholders’ equity:
Class A common stock	2	2
Class B common stock	—	—
Additional paid-in capital	1,353,502	1,196,547
Accumulated other comprehensive loss	(27,335)	(11,958)
Retained earnings	1,917,762	1,727,046
Total stockholders’ equity	3,243,931	2,911,637
Total liabilities and stockholders’ equity	$4,116,583	$3,816,465

© 2022 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	4

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended July 31,		Six months ended July 31,
	2022	2021	2022	2021
Revenues:
Subscription services(3)	$428,649	$366,436	$831,281	$707,555
Professional services and other(4)	105,569	89,158	208,039	181,612
Total revenues	534,218	455,594	1,039,320	889,167
Cost of revenues(5):
Cost of subscription services	64,035	53,909	122,988	105,126
Cost of professional services and other	87,634	68,188	168,196	133,107
Total cost of revenues	151,669	122,097	291,184	238,233
Gross profit	382,549	333,497	748,136	650,934
Operating expenses(5):
Research and development	134,008	94,899	247,483	178,125
Sales and marketing	89,617	71,789	165,732	136,399
General and administrative	57,832	42,185	106,157	83,340
Total operating expenses	281,457	208,873	519,372	397,864
Operating income	101,092	124,624	228,764	253,070
Other income, net	8,398	1,666	11,107	6,230
Income before income taxes	109,490	126,290	239,871	259,300
Provision for income taxes	18,889	17,432	49,155	34,875
Net income	$90,601	$108,858	$190,716	$224,425
Net income per share:
Basic	$0.58	$0.71	$1.23	$1.47
Diluted	$0.56	$0.67	$1.17	$1.38
Weighted-average shares used to compute net income per share:
Basic	154,951	153,090	154,736	152,768
Diluted	162,132	162,765	162,499	162,636
Other comprehensive income:
Net change in unrealized loss on available-for-sale investments	$(2,224)	$(217)	$(13,223)	$(1,303)
Net change in cumulative foreign currency translation loss	(900)	(165)	(2,154)	(2,378)
Comprehensive income	$87,477	$108,476	$175,339	$220,744

(3) Includes subscription services revenues from the following product areas:
Veeva Commercial Solutions(6)	$236,356	$218,128	$464,080	$425,973
Veeva R&D Solutions(6)	192,293	148,308	367,201	281,582
Total subscription services	$428,649	$366,436	$831,281	$707,555

(4) Includes professional services and other revenues from the following product areas:
Veeva Commercial Solutions(6)	$44,424	$38,968	$87,745	$82,567
Veeva R&D Solutions(6)	61,145	50,190	120,294	99,045
Total professional services and other	$105,569	$89,158	$208,039	$181,612
(6) Certain prior period revenues have been adjusted to match current period presentation.

(5) Includes stock-based compensation as follows:
Cost of revenues:
Cost of subscription services	1,693	1,316	$2,970	2,222
Cost of professional services and other	13,818	9,541	$23,808	16,963
Research and development	38,901	22,315	64,724	39,152
Sales and marketing	24,031	15,115	40,924	26,670
General and administrative	17,599	14,098	30,750	25,867
Total stock-based compensation	$96,042	$62,385	$163,176	$110,874

© 2022 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	5

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended July 31,		Six months ended July 31,
	2022	2021	2022	2021
Cash flows from operating activities
Net income	$90,601	$108,858	$190,716	$224,425
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,228	6,880	14,286	13,508
Reduction of operating lease right-of-use assets	3,020	2,874	5,968	5,701
(Accretion) amortization of discount on short-term investments	(507)	1,743	549	3,285
Stock-based compensation	96,042	62,385	163,176	110,874
Amortization of deferred costs	5,736	6,474	11,729	12,829
Deferred income taxes	(20,881)	6,953	(53,313)	12,195
Loss on foreign currency from mark-to-market derivative	1,768	2	1,186	433
Bad debt (recovery) expense	146	(22)	121	137
Changes in operating assets and liabilities:
Accounts receivable	16,312	(21,409)	317,794	280,323
Unbilled accounts receivable	(15,807)	267	(14,512)	(3,894)
Deferred costs	(3,421)	(3,802)	(6,500)	(8,092)
Other current and long-term assets	(3,513)	(3,866)	(11,076)	(1,129)
Accounts payable	5,540	5,031	10,661	(1,763)
Accrued expenses and other current liabilities	(475)	2,216	(2,811)	9,183
Income taxes payable	(45,841)	(3,726)	(2,618)	(17)
Deferred revenue	(39,998)	(49,783)	(47,469)	(57,959)
Operating lease liabilities	(3,081)	(2,913)	(5,112)	(5,661)
Other long-term liabilities	517	903	1,638	3,072
Net cash provided by operating activities	93,386	119,065	574,413	597,450
Cash flows from investing activities
Purchases of short-term investments	(433,073)	(422,680)	(1,005,417)	(679,618)
Maturities and sales of short-term investments	250,531	187,324	446,721	408,969
Acquisitions, net of cash and restricted cash acquired	—	(2,133)	—	(2,133)
Long-term assets	(1,663)	(5,325)	(3,996)	(7,981)
Net cash used in investing activities	(184,205)	(242,814)	(562,692)	(280,763)
Cash flows from financing activities
Changes in lease liabilities - finance leases	—	(98)	—	(384)
Proceeds from exercise of common stock options	9,250	20,851	25,541	37,942
Taxes paid related to net share settlement of equity awards	(17,134)	(15,096)	(32,133)	(15,096)
Net cash (used in) provided by financing activities	(7,884)	5,657	(6,592)	22,462
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1,049)	(180)	(2,923)	(2,945)
Net change in cash, cash equivalents, and restricted cash	(99,752)	(118,272)	2,206	336,204
Cash, cash equivalents, and restricted cash at beginning of period	1,243,183	1,186,188	1,141,225	731,712
Cash, cash equivalents, and restricted cash at end of period	$1,143,431	$1,067,916	$1,143,431	$1,067,916

Supplemental disclosures of other cash flow information:
Excess tax benefits from employee stock plans	$2,094	$17,609	$5,093	$35,060

© 2022 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	6

Non-GAAP Financial Measures
In Veeva’s public disclosures, Veeva has provided non-GAAP measures, which it defines as financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. For the reasons set forth below, Veeva believes that excluding the following items provides information that is helpful in understanding its operating results, evaluating its future prospects, comparing its financial results across accounting periods, and comparing its financial results to its peers, many of which provide similar non-GAAP financial measures.
•Excess tax benefits. Excess tax benefits from employee stock plans are dependent on previously agreed-upon equity grants to our employees, vesting of those grants, stock price, and exercise behavior of our employees, which can fluctuate from quarter to quarter. Because these fluctuations are not directly related to our business operations, Veeva excludes excess tax benefits for its internal management reporting processes. Veeva management also finds it useful to exclude excess tax benefits when assessing the level of cash provided by operating activities. Given the nature of the excess tax benefits, Veeva believes excluding it allows investors to make meaningful comparisons between our operating cash flows from quarter to quarter and those of other companies.
•Impact of tax legislation. Veeva excludes the direct cash payments associated with the newly effective tax legislation requiring the capitalization of certain research and development expenses for purposes of calculating non-GAAP operating cash flows. Veeva does not believe the impact resulting from changes in the tax treatment of research and development costs to be indicative of its operating performance, nor does Veeva management consider such impact in assessing the level of cash provided by operating activities. Accordingly, Veeva believes excluding the impact of this change in tax law provides for better evaluation of its current operating performance and comparison to past operating results.
•Stock-based compensation expenses. Veeva excludes stock-based compensation expenses primarily because they are non-cash expenses that Veeva excludes from its internal management reporting processes. Veeva’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
•Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Veeva excludes these expenses for its internal management reporting processes. Veeva’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to Veeva’s revenues earned during the periods presented and will contribute to Veeva’s future period revenues as well.
•Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded relate to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation and purchased intangibles for GAAP and non-GAAP measures.
There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by Veeva’s management about which items are adjusted to calculate its non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures.

© 2022 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	7

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Veeva encourages its investors and others to review its financial information in its entirety, not to rely on any single financial measure to evaluate its business, and to view its non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

© 2022 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	8

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)

The following tables reconcile the specific items excluded from GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

Reconciliation of Net Cash Provided by Operating Activities (GAAP basis to non-GAAP basis)	Three months ended July 31,		Six months ended July 31,
	2022	2021	2022	2021
Net cash provided by operating activities	$93,386	$119,065	574,413	$597,450
Excess tax benefits from employee stock plans	(2,094)	(17,609)	(5,093)	(35,060)
Impact of tax legislation	37,946	—	37,946	—
Net cash provided by operating activities on a non-GAAP basis	$129,238	$101,456	$607,266	$562,390
Net cash used in investing activities	$(184,205)	$(242,814)	$(562,692)	$(280,763)
Net cash (used in) provided by financing activities	$(7,884)	$5,657	$(6,592)	$22,462

Reconciliation of Financial Measures (GAAP basis to non-GAAP basis)	Three months ended July 31,		Six months ended July 31,
	2022	2021	2022	2021
Cost of subscription services revenues on a GAAP basis	$64,035	$53,909	$122,988	$105,126
Stock-based compensation expense	(1,693)	(1,316)	(2,970)	(2,222)
Amortization of purchased intangibles	(1,126)	(925)	(2,216)	(1,821)
Cost of subscription services revenues on a non-GAAP basis	$61,216	$51,668	$117,802	$101,083

Gross margin on subscription services revenues on a GAAP basis	85.1%	85.3%	85.2%	85.1%
Stock-based compensation expense	0.4	0.4	0.3	0.3
Amortization of purchased intangibles	0.2	0.2	0.3	0.3
Gross margin on subscription services revenues on a non-GAAP basis	85.7%	85.9%	85.8%	85.7%

Cost of professional services and other revenues on a GAAP basis	$87,634	$68,188	$168,196	$133,107
Stock-based compensation expense	(13,818)	(9,541)	(23,808)	(16,963)
Amortization of purchased intangibles	(139)	(139)	(273)	(273)
Cost of professional services and other revenues on a non-GAAP basis	$73,677	$58,508	$144,115	$115,871

Gross margin on professional services and other revenues on a GAAP basis	17.0%	23.5%	19.2%	26.7%
Stock-based compensation expense	13.1	10.7	11.4	9.3
Amortization of purchased intangibles	0.1	0.2	0.1	0.2
Gross margin on professional services and other revenues on a non-GAAP basis	30.2%	34.4%	30.7%	36.2%

Gross profit on a GAAP basis	$382,549	$333,497	$748,136	$650,934
Stock-based compensation expense	15,511	10,857	26,778	19,185
Amortization of purchased intangibles	1,265	1,064	2,489	2,094
Gross profit on a non-GAAP basis	$399,325	$345,418	$777,403	$672,213

Gross margin on total revenues on a GAAP basis	71.6%	73.2%	72.0%	73.2%
Stock-based compensation expense	2.9	2.4	2.6	2.2
Amortization of purchased intangibles	0.2	0.2	0.2	0.2
Gross margin on total revenues on a non-GAAP basis	74.7%	75.8%	74.8%	75.6%

Research and development expense on a GAAP basis	$134,008	$94,899	$247,483	$178,125
Stock-based compensation expense	(38,901)	(22,315)	(64,724)	(39,152)
Amortization of purchased intangibles	(29)	(29)	(56)	(56)
Research and development expense on a non-GAAP basis	$95,078	$72,555	$182,703	$138,917

© 2022 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	9

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended July 31,		Six months ended July 31,
	2022	2021	2022	2021

Sales and marketing expense on a GAAP basis	$89,617	$71,789	$165,732	$136,399
Stock-based compensation expense	(24,031)	(15,115)	(40,924)	(26,670)
Amortization of purchased intangibles	(3,555)	(3,429)	(6,995)	(6,745)
Sales and marketing expense on a non-GAAP basis	$62,031	$53,245	$117,813	$102,984

General and administrative expense on a GAAP basis	$57,832	$42,185	$106,157	$83,340
Stock-based compensation expense	(17,599)	(14,098)	(30,750)	(25,867)
Amortization of purchased intangibles	(57)	(57)	(112)	(112)
General and administrative expense on a non-GAAP basis	$40,176	$28,030	$75,295	$57,361

Operating expense on a GAAP basis	$281,457	$208,873	$519,372	$397,864
Stock-based compensation expense	(80,531)	(51,528)	(136,398)	(91,689)
Amortization of purchased intangibles	(3,641)	(3,515)	(7,163)	(6,913)
Operating expense on a non-GAAP basis	$197,285	$153,830	$375,811	$299,262

Operating income on a GAAP basis	$101,092	$124,624	$228,764	$253,070
Stock-based compensation expense	96,042	62,385	163,176	110,874
Amortization of purchased intangibles	4,906	4,579	9,652	9,007
Operating income on a non-GAAP basis	$202,040	$191,588	$401,592	$372,951

Operating margin on a GAAP basis	18.9%	27.4%	22.0%	28.5%
Stock-based compensation expense	18.0	13.7	15.7	12.5
Amortization of purchased intangibles	0.9	1.0	0.9	1.0
Operating margin on a non-GAAP basis	37.8%	42.1%	38.6%	42.0%

Net income on a GAAP basis	$90,601	$108,858	$190,716	$224,425
Stock-based compensation expense	96,042	62,385	163,176	110,874
Amortization of purchased intangibles	4,906	4,579	9,652	9,007
Income tax effect on non-GAAP adjustments(7)	(25,303)	(23,151)	(37,512)	(44,753)
Net income on a non-GAAP basis	$166,246	$152,671	$326,032	$299,553

Diluted net income per share on a GAAP basis	$0.56	$0.67	$1.17	$1.38
Stock-based compensation expense	0.59	0.38	1.00	0.68
Amortization of purchased intangibles	0.03	0.03	0.06	0.06
Income tax effect on non-GAAP adjustments(7)	(0.15)	(0.14)	(0.22)	(0.28)
Diluted net income per share on a non-GAAP basis	$1.03	$0.94	$2.01	$1.84
________________________
(7) For the three and six months July 31, 2022 and 2021, management used an estimated annual effective non-GAAP tax rate of 21.0%.

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